Agreement to Purchase

Between:

Industrial Rubber Innovations Inc.
4525 New Horizon Blvd., Suite 7,
Bakersfield, CA  93313

And:

CoVictory Capital Ltd.
438 Seymour Street
Vancouver BC  V6B 3H1

Whereas:

1.  Industrial Rubber Innoations Inc. will control EPL Ventures Ltd.
2.  EPL Ventures currently holds an equity interest in Savant Biomedical, Inc.
3.  EPL Ventures Ltd. intents to sell its interest in Savant Biomedical, Inc.
4. CoVictory Capital Ltd. Desires to purchase the EPL Ventures Ltd. Interest in Savant Biomedical Inc.

In considerations of $10 exchanged herewith attached and recepted, the parties hereby agree to:

A. Industrial Rubber Innovations Inc. will sell its interest in Savant Biomedical, Inc. to CoVictory Capital Ltd. For US $800,000.

B.  The agreed purchase price will be paid on or before July 15, 1999.

C. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, which shall be deemed to be the proper law of this contract.

D. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto or by their successors or assigns.

E. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all or which together shall constitute one and the same document, and any facsimile signature shall be taken as an original.

F. The provisions herein contained constitute the entire agreement between the parties and supersedes all previous communications, representations and agreements whether oral or written between the parties with respect to the subject matter hereof.

G. Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

H. No condoning, excusing or waiver by any party hereto of any default, breach of non-observance by any other party hereto at any time or times in respect of any covenant, provison or condition herein contained shall operate as a waiver of that party's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defer or affect in any way the rights of the party in respect of any such continuing or subsequent default breach of non-observance, and no waiver shall be inferred from or implied by anything done or omitted to be done by the party having those rights.

I. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, adminstrators, successors and their respective permitted assigns.

J.  Time is of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands as of this 29th day of March, 1999 in Vancouver, British Columbia, Canada.


INDUSTRIAL RUBBER INNOVATIONS, INC.

/s/ unknown
Per:  Authorized Signatory


COVICTORY CAPITAL LTD.

/s/ unknown
Per:  Authorized Signatory